SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                     Date of Report:  February 12, 2002
           ----------------------------------------------------
           (Date of earliest event reported - January 15, 2002)


                           SDC International, Inc.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


   Delaware                       0-27520                    75-2583767
---------------                 ------------               ---------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification
incorporation)                                                 Number)



    777 S. Flagler Drive, 8th Floor West Tower,  W. Palm Beach, FL 33401
    --------------------------------------------------------------------
         (Address of principal executive offices) (Zip Code)


    Registrant's telephone number including area code (561) 882-9300
                                                     ---------------


       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

(a) (i) On January 15, 2002 the Board of Directors  dismissed Richard
A. Eisner & Company, LLP, the Company's independent public accountants for the fiscal years ending December 31, 2000 and 1999.

(ii) In connection with the audit for the Company's fiscal years ended December 31, 2000 and 1999 and through the date of this report, there were no disagreements or reportable events with Richard A. Eisner & Company, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which agreements, if not resolved to their satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with their report.

(iii) The report of Richard A. Eisner & Company, LLP for the years ended December 31, 2000 and 1999 does not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

(b) On January 15, 2002 the Board of Directors engaged KPMG Ceska
Republica, s.r.o. ("KPMG-CR"), which will be the Company's independent public accountants for its fiscal year ending December 31, 2001.

The Company has not had any discussions nor received any written opinion or oral advice from KPMG-CR during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the registrant's financial statements.


Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

(c) Exhibits

(1) Letter from Richard A. Eisner & Company, LLP required by Item
304(a)(3) of Regulation S-B.



                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SDC International, Inc.


                                   /s/ Ronald A. Adams
                                   Chairman/Chief Financial Officer

Dated:   February 12, 2002